UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2007

GLOBAL ELECTRONIC RECOVERY CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52161
(Commission File Number)

N/A
(IRS Employer Identification No.)

357 South Fairfax Avenue, Suite 321 Los Angeles, CA 90036
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: 323-316-3456

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 23, 2007, our Board of Directors approved a 22.723829 for one (1) forward stock split of our authorized, issued and outstanding shares of common stock. We amended our Articles of Incorporation by the filing of a Certificate of Change with the Nevada Secretary of State wherein we stated that our Corporation will issue 22.723829 shares for every one (1) share of common stock issued and outstanding immediately prior to the effective date of the forward stock split. The change in our Articles of Incorporation was effected with the Nevada Secretary of State on September 11, 2007. As a result, our authorized capital has increased from 75,000,000 to 1,704, 287, 175 shares of common stock with a par value of $0.001 each. We will issue 22.723829 shares of common stock in exchange for every one (1) share of common stock issued and outstanding. This will increase our issued and outstanding share capital from 3,660,100 shares of common stock to 83,171,486 shares of common stock. The forward stock split is expected to become effective with NASDAQ's Over-the-Counter Bulletin Board at the opening for trading on October 23, 2007 under the existing stock trading symbol, "GERV".

Item 9.01 Financial Statements and Exhibits.

3.1 Certificate of Change Pursuant to NRS 78.209.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2007

GLOBAL ELECTRONIC RECOVERY CORP.

/s/ David O'Neill
Garrett Ainsworth,
President, Secretary & Director